UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2019

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Form 10 filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “OncoCyte,” “we” or “us” are references to OncoCyte Corporation

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Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On March 14, 2019, our Board of Directors, after considering the recommendations of its Compensation Committee, approved salary increases, cash bonuses, and equity awards to our executive officers as shown in the following tables.

Name of Executive	Office	Salary
William Annett	Chief Executive Officer	$420,000
Mitchell Levine	Chief Financial Officer	$346,500
Lyndal Hesterberg	Chief Scientific Officer	$347,280

Name of Executive	Office	Bonus	Number of Stock Options	Number of RSUs(1)
William Annett	Chief Executive Officer	$220,000	390,000	–
Mitchell Levine	Chief Financial Officer	$200,000	245,000	20,000
Lyndal Hesterberg	Chief Scientific Officer	$311,820	350,000	–

(1) Restricted stock units.

Dr. Hesterberg, formerly our Sr. Vice President-Research & Development, was appointed Chief Scientific Officer.

The stock options were granted under our 2018 Equity Incentive Plan (the “Plan”) and will vest and thereby become exercisable as follows: 25% will vest upon the completion of one year of continuous service as an employee from the date of grant, and the balance will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, subject to the executive’s continuous service as an employee on the applicable vesting date. The exercise price of the stock options is $3.52 per share, the fair market value of OncoCyte common stock determined in accordance with the Plan.

The options will be incentive stock options pursuant to Section 422 of the Internal Revenue Code, to the extent permitted by the Code.

The stock options will be subject to the terms and conditions of a stock option agreement and the Plan, and any applicable provisions of the executive’s employment agreement, and will expire if not exercised within ten years from the date of grant, subject to earlier termination in the event of the termination of the executive’s employment.

The Restricted Stock Units or RSUs granted to Mr. Levine will vest upon the completion of one year of continuous service as an employee from the date of grant. Vested RSUs may be settled by OncoCyte through the delivery of shares of OncoCyte common stock, or at our election, by a cash payment of the fair market value of the vested shares as determined in accordance with the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: March 20, 2019	By:	/s/ William Annett
William Annett
President and Chief Executive Officer

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